EXHIBIT 31.1

Rule 13a-14(a)/15d-14(a) Certification

I, Keith Houlihan, certify that:

1.	I have reviewed this Amendment No.1 to the annual report on Form 10-K/A for the year ended December 31, 2013 of Sanomedics International Holdings, Inc.

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

April 25, 2014	By:	/s/ Keith Houlihan
Keith Houlihan Principal Executive Officer